Exhibit 99.1

INVESTOR CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	July 12, 2007

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385
M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS
     BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2007.
     GAAP Results of Operations. Diluted earnings per share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2007 were $1.95, up from $1.87 in the year-earlier quarter. GAAP-basis net income in the recently completed quarter totaled $214 million, compared with $213 million in the second quarter of 2006. GAAP-basis net income for 2007’s second quarter expressed as an annualized rate of return on average assets and average common stockholders’ equity was 1.49% and 13.92%, respectively, compared with 1.54% and 14.35%, respectively, in the corresponding quarter of 2006.
     Reflecting on M&T’s financial performance in the recently completed quarter, René F. Jones, Executive Vice President and Chief Financial Officer, stated, “In contrast to the first quarter, M&T experienced a 3 basis point improvement in our net interest margin and growth in several noninterest income catagories, including mortgage banking revenues that were consistent with our historical performance. In addition to revenue growth, operating expenses continued to be well-controlled.”

2-2-2-2-2
M&T BANK CORPORATION
     For the first six months of 2007, GAAP-basis diluted earnings per share were $3.51, compared with $3.64 in the similar 2006 period. On the same basis, net income for the first half of the year totaled $390 million in 2007 and $415 million in 2006. GAAP-basis net income for the six-month period ended June 30, 2007 expressed as an annualized rate of return on average assets and average common stockholders’ equity was 1.37% and 12.65%, respectively, compared with 1.52% and 14.16%, respectively, in the similar 2006 period.
     Supplemental Reporting of Non-GAAP Results of Operations. Since 1998, M&T has consistently provided supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such expenses are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Amortization of core deposit and other intangible assets, after tax effect, was $10 million ($.09 per diluted share) in the second quarter of 2007, compared with $7 million ($.06 per diluted share) in the second quarter of 2006. Similar after tax effect amortization charges for the six-month periods ended June 30, 2007 and 2006 were $21 million ($.19 per diluted share) and $15 million ($.13 per diluted share), respectively. The increased amortization in 2007 as compared with the corresponding 2006 periods reflects the June 30, 2006 acquisition of 21 banking offices in Buffalo and Rochester, including $1 billion of deposits and $269 million of
-more-

3-3-3-3-3
M&T BANK CORPORATION
loans. Expenses related to the acquisition and integration of those banking offices, deposits and loans totaled $2 million, after applicable tax effect, or $.02 per diluted share in the three- and six-month periods ended June 30, 2006. There were no similar expenses in 2007.
     Diluted net operating earnings per share, which exclude the impact of amortization of core deposit and other intangible assets and banking office acquisition-related expenses, were $2.04 in the recent quarter, up 5% from $1.95 in the year-earlier quarter. Net operating income during 2007’s second quarter was $224 million, compared with $222 million in the corresponding 2006 period. Expressed as an annualized rate of return on average tangible assets and average tangible stockholders’ equity, net operating income was 1.65% and 29.35%, respectively, in the recent quarter, compared with 1.69% and 30.02% in the year-earlier quarter.
     Diluted net operating earnings per share for the six-month period ended June 30, 2007 were $3.70, compared with $3.79 in the first six months of 2006. Net operating income for the first half of 2007 was $411 million, compared with $433 million in the similar 2006 period. For the first two quarters of 2007, net operating income expressed as an annualized rate of return on average tangible assets and average tangible equity was 1.53% and 26.71%, respectively, compared with 1.67% and 29.67% in the first half of 2006.
-more-

4-4-4-4-4
M&T BANK CORPORATION
     Reconciliation of GAAP and Non-GAAP Results of Operations. A reconciliation of diluted earnings per share and net income with diluted net operating earnings per share and net operating income follows:

	Three months ended		Six months ended
	June 30		June 30
	2007	2006	2007	2006
	(in thousands, except per share)
Diluted earnings per share	$1.95	1.87	3.51	3.64
Amortization of core deposit and other intangible assets(1)	.09	.06	.19	.13
Merger-related expenses(1)	—	.02	—	.02

Diluted net operating earnings per share	$2.04	1.95	3.70	3.79

Net income	$214,169	212,573	390,142	415,490
Amortization of core deposit and other intangible assets(1)	10,021	6,921	21,210	14,860
Merger-related expenses(1)	—	2,344	—	2,344

Net operating income	$224,190	221,838	411,352	432,694

(1)	After any related tax effect
-more-

5-5-5-5-5
M&T BANK CORPORATION
     Reconciliation of Total Assets and Equity to Tangible Assets and Equity. A reconciliation of average assets and equity with average tangible assets and average tangible equity follows:

	Three months ended		Six months ended
	June 30		June 30
	2007	2006	2007	2006
	(in millions)
Average assets	$57,523	55,498	57,366	55,303
Goodwill	(2,909)	(2,909)	(2,909)	(2,908)
Core deposit and other intangible assets	(223)	(107)	(232)	(109)
Deferred taxes	24	40	26	41

Average tangible assets	$54,415	52,522	54,251	52,327

Average equity	$6,172	5,940	6,221	5,917
Goodwill	(2,909)	(2,909)	(2,909)	(2,908)
Core deposit and other intangible assets	(223)	(107)	(232)	(109)
Deferred taxes	24	40	26	41

Average tangible equity	$3,064	2,964	3,106	2,941

     Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $467 million in the second quarter of 2007, up 3% from $451 million in the year-earlier period. Growth in average loans and leases, which rose 6% to $43.6 billion in the recent quarter from $41.0 billion in the second quarter of 2006, was the most significant contributor to the improvement. Such growth was attributable to average outstanding balance increases in commercial loans, commercial real estate loans and residential real estate loans. Net interest margin, or taxable-equivalent net interest income expressed as an annualized percentage of average earning assets, was 3.67% in the recent quarter, compared with 3.66% in the corresponding quarter of 2006. The recent quarter’s net interest margin was also improved from 3.64% in 2007’s initial quarter.
-more-

6-6-6-6-6
M&T BANK CORPORATION
     Provision for Credit Losses/Asset Quality. The provision for credit losses totaled $30 million in the second quarter of 2007, up from $17 million in the year-earlier quarter. Net charge-offs of loans were $22 million during the recent quarter, compared with $10 million in the second quarter of 2006. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .20% and .10% in the second quarter of 2007 and 2006, respectively. With regard to credit, Mr. Jones noted, “Consistent with our expectations, loan charge-off rates have risen although they are still well below historical norms.”
     Loans classified as nonperforming totaled $296 million, or .68% of total loans at June 30, 2007, compared with $156 million or .38% a year earlier, $224 million or .52% at December 31, 2006 and $273 million or .63% at March 31, 2007. Contributing to the increase in nonperforming loans from March 31, 2007 was the addition of a $34 million loan to a residential home builder and developer in the Mid-Atlantic region. Loans past due 90 days or more and accruing interest were $135 million at the end of the recent quarter, compared with $101 million at June 30, 2006. Included in these past due but accruing amounts were loans guaranteed by government-related entities of $70 million and $79 million at June 30, 2007 and 2006, respectively. Assets taken in foreclosure of defaulted loans were $18 million at June 30, 2007, compared with $14 million a year earlier.
     Allowance for Credit Losses. The allowance for credit losses totaled $668 million, or 1.53% of total loans, at June 30, 2007, compared with $646 million, or 1.55%, a year earlier and $650 million, or 1.51%, at December 31, 2006. The decline in the allowance as a percentage of loans from June 30, 2006 to the recent quarter-end reflects increased holdings of residential
-more-

7-7-7-7-7
M&T BANK CORPORATION
real estate loans in the loan portfolio. In general, M&T experiences lower charge-offs on residential real estate loans than on most other loan types. The ratio of M&T’s allowance for credit losses to nonperforming loans was 226%, 414% and 290% at June 30, 2007, June 30, 2006 and December 31, 2006, respectively.
     Noninterest Income and Expense. Noninterest income in the second quarter of 2007 totaled $283 million, an increase of 8% from $263 million in the year-earlier quarter. Contributing to the increase were higher deposit account service charges, revenues from providing brokerage, trust and corporate advisory services, and $8 million relating to M&T’s pro-rata portion of the operating results of Bayview Lending Group, LLC (“BLG”), a privately-held commercial mortgage lender in which M&T invested on February 5, 2007. Including expenses associated with M&T’s investment in BLG, most notably interest expense, that investment added approximately $2 million (after tax effect) to M&T’s net income in the second quarter of 2007. BLG specializes in originating, securitizing and servicing small balance commercial real estate loans in the United States, and to a lesser extent in Canada and the United Kingdom.
     Noninterest expense in the second quarter of 2007 aggregated $393 million, compared with $377 million in the second quarter of 2006. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets of $16 million in 2007 and $11 million in 2006, and banking office acquisition-related expenses of $4 million in 2006. The increased amortization and the acquisition-related expenses reflect M&T’s June 30, 2006 transaction to acquire 21 banking offices in Western New York. Exclusive of these nonoperating expenses, noninterest operating expenses were
-more-

8-8-8-8-8
M&T BANK CORPORATION
$376 million in the recent quarter, compared with $362 million in the second quarter of 2006. Higher salaries expense in the recent quarter as compared with the second quarter of 2006 was the largest contributor to the increase in noninterest operating expenses. During the recent quarter, the allowance for impairment of capitalized residential mortgage servicing rights was reduced by $5 million, compared with a similar reversal of $8 million in the second quarter of 2006. Those reversals reduced noninterest operating expenses and resulted from higher interest rate environments at the end of the respective quarters as compared with the immediately preceding quarter-ends.
     The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio improved to 50.2% in the second quarter of 2007 from 50.7% in the year-earlier period.
     Balance Sheet. M&T had total assets of $57.9 billion at June 30, 2007, up from $56.5 billion at June 30, 2006. Loans and leases, net of unearned discount, rose 5% to $43.7 billion at the recent quarter-end from $41.6 billion a year earlier. Deposits were $39.4 billion at June 30, 2007, compared with $38.5 billion at June 30, 2006. Total stockholders’ equity was $6.2 billion at June 30, 2007, representing 10.67% of total assets, compared with $6.0 billion or 10.62% a year earlier. Common stockholders’ equity per share was $57.59 and $54.01 at June 30, 2007 and 2006, respectively. Tangible equity per common share was $28.66 at June 30, 2007, compared with $25.55 at June 30, 2006. In the calculation of tangible equity per common share, stockholders’ equity is reduced by the carrying values of goodwill and core
-more-

9-9-9-9-9
M&T BANK CORPORATION
deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.1 billion and $3.2 billion at June 30, 2007 and 2006, respectively.
     During the recent quarter, M&T repurchased 1,978,000 shares of common stock at an average cost per share of $109.77 under a plan authorized in February 2007 by M&T’s Board of Directors allowing for the purchase of up to 5,000,000 shares of common stock. During the first half of 2007, M&T repurchased 3,714,800 shares of its common stock pursuant to authorized repurchased plans (including 1,696,300 shares that were repurchased under a previous authorization that was completed in March 2007) at an average cost of $114.41 per share.
     Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 10:00 a.m. Eastern Daylight Saving Time. Those wishing to participate in the call may dial 877-780-2276. International participants, using any applicable international calling codes, may dial 973-582-2700. Callers should reference M&T Bank Corporation or conference ID# 8942628. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until Friday, July 13, 2007 by calling 877-519-4471, or 973-341-3080 for international participants, and by making reference to ID# 8942628. The event will also be archived and available by 3:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.
     M&T is a bank holding company whose banking subsidiaries, M&T Bank and M&T Bank, National Association, operate branch offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware, New Jersey and the District of Columbia.
-more-

10-10-10-10-10
M&T BANK CORPORATION
     Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.
     Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and required capital levels; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability
-more-

11-11-11-11-11
M&T BANK CORPORATION
of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.
     These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
-more-

12-12-12-12-12
M&T BANK CORPORATION
Financial Highlights

	Three months ended			Six months ended
Amounts in thousands,	June 30			June 30
except per share	2007	2006	Change	2007	2006	Change
Performance

Net income	$214,169	212,573	1%	$390,142	415,490	-6%

Per common share:
Basic earnings	$1.98	1.91	4%	$3.59	3.73	-4%
Diluted earnings	1.95	1.87	4	3.51	3.64	-4
Cash dividends	$.60	.60	—	$1.20	1.05	14

Common shares outstanding:
Average — diluted (1)	109,919	113,968	-4%	111,046	114,157	-3%
Period end (2)	107,230	111,086	-3	107,230	111,086	-3

Return on (annualized):
Average total assets	1.49%	1.54%		1.37%	1.52%
Average common stockholders’ equity	13.92%	14.35%		12.65%	14.16%

Taxable-equivalent net interest income	$466,884	451,254	3%	$922,434	903,011	2%

Yield on average earning assets	6.95%	6.63%		6.94%	6.55%
Cost of interest-bearing liabilities	3.87%	3.56%		3.88%	3.42%
Net interest spread	3.08%	3.07%		3.06%	3.13%
Contribution of interest-free funds	.59%	.59%		.60%	.57%
Net interest margin	3.67%	3.66%		3.66%	3.70%

Net charge-offs to average total net loans (annualized)	.20%	.10%		.18%	.13%

Net operating results (3)

Net operating income	$224,190	221,838	1%	$411,352	432,694	-5%
Diluted net operating earnings per common share	2.04	1.95	5	3.70	3.79	-2
Return on (annualized):
Average tangible assets	1.65%	1.69%		1.53%	1.67%
Average tangible common equity	29.35%	30.02%		26.71%	29.67%
Efficiency ratio	50.18%	50.70%		52.53%	51.53%

	At June 30
Loan quality	2007	2006	Change
Nonaccrual loans	$282,133	140,626	101%
Renegotiated loans	13,706	15,399	-11

Total nonperforming loans	$295,839	156,025	90%

Accruing loans past due 90 days or more	$134,906	101,001	34%

Nonperforming loans to total net loans	.68%	.38%
Allowance for credit losses to total net loans	1.53%	1.55%

(1)	Includes common stock equivalents.

(2)	Includes common stock issuable under deferred compensation plans.

(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. A reconciliation of net income and net operating income appears on page 4.
- more -

13-13-13-13-13
M&T BANK CORPORATION
Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2007	2006	Change	2007	2006	Change
Interest income	$878,176	812,911	8%	$1,739,225	1,590,183	9%
Interest expense	416,264	366,298	14	826,886	696,544	19

Net interest income	461,912	446,613	3	912,339	893,639	2

Provision for credit losses	30,000	17,000	76	57,000	35,000	63

Net interest income after provision for credit losses	431,912	429,613	1	855,339	858,639	—

Other income
Mortgage banking revenues	35,546	41,565	-14	49,419	76,076	-35
Service charges on deposit accounts	104,626	95,549	9	199,213	184,425	8
Trust income	37,550	34,757	8	74,523	68,553	9
Brokerage services income	16,654	14,481	15	31,866	29,205	9
Trading account and foreign exchange gains	6,963	6,168	13	13,186	12,674	4
Gain on bank investment securities	260	236	—	1,323	294	—
Equity in earnings of Bayview Lending Group LLC	8,128	—	—	5,700	—	—
Other revenues from operations	73,390	69,846	5	144,370	144,306	—

Total other income	283,117	262,602	8	519,600	515,533	1

Other expense
Salaries and employee benefits	224,700	217,162	3	461,454	441,244	5
Equipment and net occupancy	41,099	42,527	-3	83,945	85,929	-2
Printing, postage and supplies	8,984	8,072	11	17,890	16,639	8
Amortization of core deposit and other intangible assets	16,457	11,357	45	34,813	24,385	43
Other costs of operations	101,411	97,879	4	193,586	190,803	1

Total other expense	392,651	376,997	4	791,688	759,000	4

Income before income taxes	322,378	315,218	2	583,251	615,172	-5

Applicable income taxes	108,209	102,645	5	193,109	199,682	-3

Net income	$214,169	212,573	1%	$390,142	415,490	-6%

- more -

14-14-14-14-14
M&T BANK CORPORATION
Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2007	2006	Change
ASSETS

Cash and due from banks	$1,301,894	1,572,863	-17%

Interest-bearing deposits at banks	6,954	14,923	-53

Federal funds sold and agreements to resell securities	334,924	16,649	—

Trading account assets	152,410	208,291	-27

Investment securities	6,982,323	7,903,142	-12

Loans and leases, net of unearned discount	43,743,822	41,599,461	5
Less: allowance for credit losses	668,138	645,851	3

Net loans and leases	43,075,684	40,953,610	5

Goodwill	2,908,849	2,908,849	—

Core deposit and other intangible assets	215,897	290,847	-26

Other assets	2,890,134	2,637,914	10

Total assets	$57,869,069	56,507,088	2%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$7,477,576	8,099,083	-8%

Other deposits at U.S. offices	25,330,140	27,637,294	-8

Deposits at foreign office	6,610,919	2,777,306	138

Total deposits	39,418,635	38,513,683	2

Short-term borrowings	2,933,081	5,304,814	-45

Accrued interest and other liabilities	897,249	953,858	-6

Long-term borrowings	8,444,797	5,734,509	47

Total liabilities	51,693,762	50,506,864	2

Stockholders’ equity (1)	6,175,307	6,000,224	3

Total liabilities and stockholders’ equity	$57,869,069	56,507,088	2%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $66.8 million at June 30, 2007 and $147.8 million at June 30, 2006.
-more-

15-15-15-15-15
M&T BANK CORPORATION
Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended					Six months ended
	June 30					June 30
Dollars in millions	2007		2006		Change in	2007		2006		Change in
	Balance	Rate	Balance	Rate	balance	Balance	Rate	Balance	Rate	balance
ASSETS

Interest-bearing deposits at banks	$9	3.12%	16	2.85%	-45%	$8	3.33%	13	2.91%	-37%

Federal funds sold and agreements to resell securities	448	6.03	30	5.36	—	377	6.18	31	5.12	—

Trading account assets	67	1.40	103	2.94	-35	60	1.15	100	2.85	-40

Investment securities	6,886	5.01	8,314	4.81	-17	7,049	5.03	8,349	4.76	-16

Loans and leases, net of unearned discount
Commercial, financial, etc	12,155	7.23	11,274	7.04	8	11,955	7.25	11,155	6.85	7
Real estate — commercial	15,578	7.45	14,947	7.22	4	15,526	7.37	14,813	7.15	5
Real estate — consumer	5,875	6.49	4,860	6.29	21	5,907	6.48	4,731	6.23	25
Consumer	9,964	7.47	9,899	6.99	1	9,956	7.45	10,064	6.89	-1

Total loans and leases, net	43,572	7.27	40,980	7.01	6	43,344	7.27	40,763	6.93	6

Total earning assets	50,982	6.95	49,443	6.63	3	50,838	6.94	49,256	6.55	3

Goodwill	2,909		2,909		—	2,909		2,908		—

Core deposit and other intangible assets	223		107		109	232		109		113

Other assets	3,409		3,039		12	3,387		3,030		12

Total assets	$57,523		55,498		4%	$57,366		55,303		4%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$453	.91	438	.71	3%	$445	.99	423	.68	5%
Savings deposits	15,027	1.63	14,254	1.34	5	14,881	1.65	14,294	1.29	4
Time deposits	10,523	4.73	12,699	4.39	-17	11,087	4.74	12,287	4.22	-10
Deposits at foreign office	3,706	5.19	3,598	4.88	3	3,711	5.20	3,491	4.66	6

Total interest-bearing deposits	29,709	3.16	30,989	2.99	-4	30,124	3.22	30,495	2.85	-1

Short-term borrowings	5,555	5.31	4,326	4.97	28	5,206	5.31	4,440	4.73	17
Long-term borrowings	7,905	5.52	5,930	5.51	33	7,608	5.55	6,111	5.35	25

Total interest-bearing liabilities	43,169	3.87	41,245	3.56	5	42,938	3.88	41,046	3.42	5

Noninterest-bearing deposits	7,339		7,446		-1	7,380		7,509		-2

Other liabilities	843		867		-3	827		831		—

Total liabilities	51,351		49,558		4	51,145		49,386		4

Stockholders’ equity	6,172		5,940		4	6,221		5,917		5

Total liabilities and stockholders’ equity	$57,523		55,498		4%	$57,366		55,303		4%

Net interest spread		3.08		3.07			3.06		3.13
Contribution of interest-free funds		.59		.59			.60		.57
Net interest margin		3.67%		3.66%			3.66%		3.70%
###